EXHIBIT 10(b)





                        GOODWIN, PROCTER & HOAR
           A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                          COUNSELLORS AT LAW
                            EXCHANGE PLACE
                   BOSTON, MASSACHUSETTS 02109-2881

                                            TELEPHONE (617) 570-1000
                                            TELECOPIER (617) 523-1231
                                            CABLE. GOODPROCT. BOSTON


                           February 14, 1996

USAA Mutual Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288

Ladies and Gentlemen:

     As counsel to USAA Mutual Fund, Inc. (the "Company"), a Maryland corporation, we have been asked to render our opinion with respect to the issuance of shares of capital stock, $.01 par value per share, of the USAA S&P 500 Index Fund (the "Shares"), a class of capital stock of the Company which have been established and designated in the Company's Articles of Incorporation and Articles Supplementary to the Articles of Incorporation, as amended (collectively, the "Articles"), all as more fully described in the Prospectus and the Statement of Additional Information contained in Post-Effective Amendment No. 40 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission.

     We have examined the Articles, the By-Laws of the Company, as amended, the minutes of certain meetings of and resolutions adopted by the Board of Directors of the Company, the Prospectus and Statement of Additional Information contained in the Amendment and such other documents, records and certificates as we deemed necessary for the purposes of this opinion.

     Based upon the foregoing, and assuming that not more than 50,000,000 Shares of the USAA S&P 500 Index Fund will be issued and outstanding at any time, we are of the opinion that the Shares will, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable.

     We hereby consent to being named in the Prospectus and the Statement of Additional Information contained in the Amendment and to a copy of this opinion being filed as an exhibit to the Amendment. In addition, we hereby consent to the incorporation by reference as an exhibit to the Amendment of our opinion previously filed with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 39 to the Registration Statement.

                                   Very truly yours,



                                   /s/ GOODWIN, PROCTER & HOAR
                                   ---------------------------
                                   GOODWIN, PROCTER & HOAR